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                         EXHIBIT 10.58




















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
                                                  EXECUTION COPY
                             AMENDMENT NO. 3
                                   TO
                            AMENDED AND RESTATED
                             GUARANTY AGREEMENT

          This Amendment No. 3 to Amended and Restated Guaranty Agreement (this "Amendment"), made as of the 28th day of April, 1995, among RISER FOODS, INC., a Delaware corporation (herein the "Guarantor"), the Banks (as hereinafter defined), and SOCIETY NATIONAL BANK, as agent for the Banks (herein the "Agent").

                                    WITNESSETH:

               WHEREAS, the Guarantor has executed and delivered to the financial institutions which are a party to the Credit Agreements(as defined below) (the "Banks"), that certain Amended and Restated Guaranty Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Guaranty Agreement, dated as of May 16, 1994, and Amendment No. 2 to Amended and Restated Guaranty Agreement, dated as of October 6, 1994, the "Guaranty Agreement"), pursuant to which the Guarantor unconditionally guaranteed the payment of all of the Obligations (as defined in the Guaranty Agreement);

               WHEREAS, Rini-Rego Supermarkets, Inc. (formerly known as Fisher Foods, Inc.) an Ohio corporation ("Rini-Rego"), the Banks and the Agent have entered into that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 16, 1994, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as October 6, 1994, the "Rini-Rego Agreement"), pursuant to which the Banks have made certain financial accommodations available to Rini-Rego;

               WHEREAS, American Seaway Foods, Inc., an Ohio corporation ("American"), the Banks and the Agent have entered into that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 6, 1994) (the "American Agreement" and, together with the Rini-Rego Agreement, the "Credit Agreements");

               WHEREAS, the Banks which are signatories hereto constitute all of the Banks for the purpose of amending the Guaranty Agreement pursuant to Section 8.22 of the American Agreement and Section 8.21 of the Rini-Rego Agreement; and

               WHEREAS, the Guarantor, the Banks and the Agent desire further to amend the Guaranty Agreement as set forth herein.

                               -1-
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               NOW, THEREFORE, in consideration of the mutual
promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor, the Banks and the Agent do hereby agree as follows:

                    SECTION 1. DEFINED TERMS.

               Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Guaranty Agreement.

                 SECTION 2. AMENDMENTS TO THE GUARANTY AGREEMENT.

               The Guarantor, the Banks and the Agent hereby agree that the following Sections of the Guaranty Agreement shall be amended, effective as of the date hereof and subject to the terms and conditions hereof, as follows:

               2.1 Amendment to Section 7(l). Section 7(l) shall be amended to delete the covenant of Consolidated Leverage in its entirety and to substitute in lieu thereof the following:

               (l) Consolidated Leverage. The Guarantor shall not suffer or permit, as at the end of any Fiscal Quarter, the ratio of Consolidated Total Liabilities to Consolidated Tangible Ne Worth at such date to exceed the maximum ratios permitted for such Fiscal Quarter as set forth below:

        Maximum
      Leverage Ratio  Fiscal Quarter Ending
        4.0 to 1.0    During Fiscal Year 1993
        4.0 to 1.0    During Fiscal Year 1994
        4.0 to 1.0    October 22, 1994
        3.75 to 1.0   January 14, 1995
        3.75 to 1.0   April 8, 1995
        3.75 to 1.0   July 1, 1995
        3.25 to 1.0   During Fiscal Year 1996
        2.75 to 1.0   During Fiscal Year 1997
        2.5 to 1.0    During Fiscal Year 1998

               2.2 Amendment to Section 7(p). Section 7(p) shall be amended to delete the covenant of Capitalized Leases in its entirety and to substitute in lieu thereof the following:



                               -2-
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               (p)    Capitalized Leases.  The Guarantor shall not
       incur, and shall not permit its Subsidiaries to incur, any Indebtedness under Capitalized Leases, the MetLife Agreement or the Store Construction Agreements with respect to equipment that would cause the aggregate of all Indebtedness under Capitalized Leases, the MetLife Agreement or the Store Construction Agreements by the Guarantor and its Subsidiaries on a consolidated basis to exceed an aggregate amount of Ten Million Dollars ($10,000,000.00) in any Fiscal Year.

               2.3 Amendment to Section 7(t). Section 7(t) shall be amended to delete the covenant of Consolidated Capital
Expenditures in its entirety and to substitute in lieu thereof the following:

               (t) Consolidated Capital Expenditures. The Guarantor shall not make, for any Fiscal Year, any Consolidated Capital Expenditures that would cause the Consolidated Capital Expenditures to exceed the maximum amount of Consolidated Capital Expenditures allowed to have been made during any Fiscal Year as set forth below:

                                                  Consolidated
                                               Capital Expenditures
               Fiscal Year                        Maximum Amount
                  1993                                  $26,667,000
                  1994                                  $26,143,000
                  1995                                  $34,000,000
                  1996                                  $30,000,000
                  1997                                  $30,000,000
                  1998                                  $30,000,000

       provided, however, that, in any Fiscal Year, the Guarantor may, in addition to the Consolidated Capital Expenditures permitted for such Fiscal Year also incur additional Consolidated Capital Expenditures equal to the Consolidated Capital Expenditure Excess Amount from the immediately preceding Fiscal Year. For purposes of calculating the Guarantor's compliance with this Section 7(t), the amount of Consolidated Capital Expenditures during any Fiscal Year shall be applied first to the maximum amount set forth above and then to any Consolidated Capital Expenditures Excess Amount available from the immediately preceding Fiscal Year; provided, further, that the Consolidated Capital Expenditures Maximum Amount for Fiscal Year 1996 shall exclude any and all transactions with respect to Building No. 5 and the Cash-n-Carry Building.
                               -3-
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               2.4    Amendment to Section 7(u).  Section 7(u)
shall be amended to delete the covenant of Sales, Etc. of Assets in its entirety and to substitute in lieu thereof the following:

               (u) Sales, Etc. of Assets. The Guarantor shall not and shall not permit any of its Subsidiaries, to sell, lease, transfer, convey or otherwise dispose of any of its assets; provided, however, that (A) Rini-Rego may sell the Specified Assets (as defined in the Rini-Rego Agreement),
       (B) Rini-Rego and American may sell any Equipment owned by such party by reason of such party's exercising its rights to repossession or sale of such Equipment previously owned by a customer or debtor of such party pursuant to a security agreement in favor of such party (the "Financed Customer Assets"), (C) any piece of its Equipment (as defined in each of the Security Agreements), so long as each of the following conditions shall have been satisfied: (i) with respect to the piece of Equipment which is owned by the Guarantor or any of its Subsidiaries and which is proposed to be sold, the net book value thereof does not exceed $150,000, (ii) with respect to all such pieces of Equipment sold in any Fiscal Year by the Guarantor and each of its Subsidiaries, the aggregate net book value thereof does not exceed $500,000, (iii) all proceeds received from any sale referred to in this clause (C), by the Guarantor or any of its Subsidiaries shall have been received by the Guarantor or such Subsidiary in trust for the benefit of the Banks and the Agent, and all such proceeds shall have been deposited by the Guarantor or such Subsidiary, or the Guarantor shall have caused such proceeds to be deposited into the Cash Collateral Account (as defined in the Security Agreements) and (iv) such proceeds shall be applied and/or released (x) in the case of sales by the Guarantor, Seaway or Fisher Properties, in accordance with the terms of the Security Agreements of such parties and (y) in the case of sales by either Rini-Rego or American, applied in accordance with Section 2.05 of the Rini-Rego Agreement or the American
       Agreement, as the case may be or (D) American may sell Building No. 5 and the Cash-n-Carry Building so long as the net cash proceeds of such sales are applied in accordance with Section 2.05 of the American Agreement.

               2.5    Amendment to Section 7(y).  Section 7(y)
shall be amended to delete the covenant of Sale and Leaseback in its entirety and to substitute in lieu thereof the following:
                               -4-
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       (y)  Sale and Leaseback.  The Guarantor shall not enter into any transaction in which the Guarantor sells property owned by the Guarantor and subsequently leases such property from the purchaser thereof except under the Store Construction Agreements.

               2.6 Amendment to Section 7(z). Section 7(z) shall be amended to delete the covenant of Dividends, etc. in its entirety and to substitute in lieu thereof the following:

               (z) Dividends, Etc. The Guarantor shall not make any Capital Distribution, declare or pay any dividends, purchase or otherwise acquire for value, or, except to the extent permitted under Section 5.02 of each of the Agreements, permit any of its Subsidiaries to purchase or otherwise acquire for value, any of the capital stock of the Guarantor now or hereafter outstanding, or make any distribution of stock or assets to the stockholders of the Guarantor; provided, however, that, so long as no Default hereunder shall have occurred and none shall be in existence after giving effect to the making of such Capital Distribution, the Guarantor may make Capital Distributions (A) in respect of its preferred stock in an amount not to exceed Thirty-Six Thousand Eighty-Eight Dollars ($36,088) per Fiscal Quarter and (B) in respect of its common stock (i) during the Fiscal Year ending in 1996, in the aggregate amount not to exceed Two Million Four Hundred Twenty-Four Thousand Dollars ($2,424,000), (ii) during the Fiscal Year ending in 1997, in the aggregate amount not to exceed Two Million Eight Hundred Twenty-Eight Thousand Dollars ($2,828,000), and
       (iii) during the Fiscal Year ending in 1998, in the aggregate amount not to exceed Three Million Two
       Hundred Thirty-Two Thousand Dollars ($3,232,000); provided, further, that no such Capital Distribution shall be declared or made if any Default shall have occurred and be continuing or if after giving effect to such declaration or payment a Default would occur hereunder.

               2.7    Amendment to Section 8(i).  Subsection (i) of
Section 8. shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               (i) As soon as available and in any event within thirty (30) days after the end of each Fiscal Period (including the last Fiscal Period of any Fiscal Year) consolidating and consolidated balance sheets of the Guarantor and its Subsidiaries in form and substance as the Agent may reasonably request, and related consolidating and consolidated statements of income in form and substance as the Agent may reasonably request, all prepared in accordance with generally accepted accounting principles.
                              -5-
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               2.8    Amendment to Section 14.  Section 14 shall be
amended to add the definitions of "Building No. 5 and the Cash-n-Carry Building" and "Store Construction Agreements":

     "Building No. 5 and the Cash-n-Carry Building" means the real property and improvements located at 22801 Aurora Road, Bedford Heights, Ohio and 3900 Woodland Avenue, Cleveland,
      Ohio, respectively.

       "Store Construction Agreements" means each lease or loan and security agreement entered into between Rini-Rego (and Guarantor, if required) in connection with Store Construction Indebtedness (as such term is defined in the Rini-Rego Agreement), pursuant to which Rini-Rego will finance the purchase of Capital Expenditures.

               2.9    Amendment to Schedule I.  Schedule I to the
Guaranty shall be amended to delete the Net Operating Cash Flow requirements contained thereon and the Schedule I attached hereto shall be substituted in its entirety in lieu thereof.

                       SECTION 3.  REPRESENTATIONS AND WARRANTIES

               The Guarantor hereby represents and warrants to the Banks and the Agent as follows:

               3.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

               3.2 Guaranty Agreement. The Guaranty Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms. The Guarantor hereby ratifies and confirms the Guaranty Agreement as amended by this Amendment.

               3.3    Nonwaiver.  The execution, delivery,
performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks or the Agent under the Guaranty Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Guaranty Agreement or any other documentation executed in connection therewith. Further, none
                             -6-
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of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default of Event of Default under the Guaranty Agreement as amended by this Agreement.

               3.4 Reference to and Effect on the Guaranty Agreement. Upon the effectiveness of this Amendment, each reference in the Guaranty Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Guaranty Agreement, as amended hereby and each reference to the Guaranty Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Guaranty Agreement shall mean and be a reference to the Guaranty Agreement, as amended by this Amendment.

          SECTION 4.  CONDITIONS PRECEDENT TO EFFECTIVENESS
                         OF THIS AMENDMENT NO. 3.

               In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

           4.1 The Amendment. The Banks and the Agent shall have received this Amendment No. 3 to Amended and Restated Guaranty
Agreement, executed and delivered by a duly authorized officer of the Guarantor.

           4.2 Amendment No. 3 to Rini-Rego Agreement. The Banks and the Agent shall have received an Amendment No. 3 to Amended and Restated Credit Agreement from Rini-Rego, executed and delivered by a duly authorized officer of Rini-Rego, and all of the respective conditions precedent to such Amendment shall have been satisfied.

           4.3 Amendment No. 2 to American Agreement. The Banks and the Agent shall have received an Amendment No. 2 to Amended and Restated Credit Agreement from American, executed and delivered by a duly authorized officer of American, and all of the respective conditions precedent to such Amendment shall have been satisfied.

           4.4   Acknowledgement of Borrowers.  The Banks and the
Agent shall have received the Acknowledgement of Borrowers attached to this Amendment, executed and delivered by a duly authorized officer of each of Rini-Rego and American.

           4.5 Guarantor's Certificate. The Banks and the Agent shall have received a certificate, in form and substance satisfactory to the Agent, executed for and on behalf of the Guarantor by the Chief Executive Officer and the Secretary of the Guarantor and dated as of the date of this Amendment, certifying
(i) the Director's Resolutions of the Guarantor
                            -7-
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authorizing this Amendment, and each document or other instrument executed in connection with the Amendment, (ii) the names and signatures of the officers of the Guarantor, and (iii) compliance by the Guarantor with all representations, warranties, covenants and conditions under the Guaranty as amended by this Amendment.

          4.6 Other Documents. The Banks and the Agent shall have received each additional document, instrument or piece of information reasonably requested by the Agent, including, without limitation, any financing statements as may be necessary to continue the perfection of the security interests created by the Security Agreements.

                    SECTION 5.  MISCELLANEOUS.

          5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          5.2 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Guaranty Agreement shall not be affected thereby.

          5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.
                               -8-
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               IN WITNESS WHEREOF, the Guarantor has caused this
Amendment No. 3 to Amended and Restated Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                                            RISER FOODS, INC.




                                            By:

                                            Title:






ACCEPTED AND AGREED as of
the date and year first above written by:


SOCIETY NATIONAL BANK, as a               NBD BANK (formerly
Bank and as Agent                         known as NBD Bank, N.A.)




By:                                       By:

Title:                                    Title:



NATIONAL CITY BANK,                       STAR BANK, N.A.,
as a Bank                                 as a Bank



By:                                       By:

Title:                                    Title:




180\22687EAB.120
                               -9-
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                  ACKNOWLEDGEMENT OF BORROWERS

     Each of the undersigned, RINI-REGO SUPERMARKETS, INC. (formerly known as Fisher Foods, Inc.) and AMERICAN SEAWAY FOODS, INC. (formerly known as Heritage Wholesalers, Inc.), each of whichbeing a borrower of certain sums from the Banks under the Agreements (as defined in the Guaranty Agreement), hereby acknowledges and agrees to the terms of the foregoing Amendment No. 3 to Amended and Restated Guaranty Agreement. Each of the undersigned represents and warrants to the Banks and the Agent that the respective Agreements (as amended), executed and delivered by each of the undersigned, remain the valid and binding obligations of each of the undersigned, respectively, enforceable against it in accordance with their terms.


                           RINI-REGO SUPERMARKETS, INC.
                           (formerly known as Fisher Foods, Inc.)



                                     By:

                                     Title:



                            AMERICAN SEAWAY FOODS, INC.
                            (formerly known as Heritage
                            Wholesalers, Inc.)



                                     By:

                                     Title:



Executed: April    , 1995

180\22687EAB.120
                               -10-
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
                                      SCHEDULE I
                                          TO
                                  GUARANTY AGREEMENT


       FISCAL QUARTER                         MINIMUM REQUIRED
          ENDING                            AMOUNT OF NET OPERATING
                                                   CASH FLOW

            7/3/93                           $17,391,000
           10/23/93                          $6,845,000
            1/15/94                          $10,980,000
             4/9/94                          $15,943,000
             7/2/94                          $18,542,000
           10/22/94                          $ 7,053,000
            1/14/95                          $11,312,000
             4/8/95                          $16,291,000
             7/1/95                          $23,632,000
           10/21/95                          $ 7,450,000
            1/13/96                          $12,035,000
             4/6/96                          $17,281,000
            6/29/96                          $25,015,000
           10/19/96                          $ 7,715,000
            1/11/97                          $12,496,000
             4/5/97                          $17,917,000
            6/28/97                          $25,886,000
           10/18/98                          $ 7,715,000
            1/10/98                          $12,496,000
             4/4/98                          $17,917,000
            6/27/98                          $25,886,000
180\22687EAB.120
                               -11-
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